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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                 June 29, 1999



Altera Corporation
101 Innovation Drive
San Jose, CA  95134

        RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 29, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,726,606 shares of your Common Stock, of which 2,500,000 shares are reserved for issuance under the 1996 Stock Option Plan, 200,000 shares are reserved for issuance under the 1987 Employee Stock Purchase Plan and 26,606 shares are reserved for issuance under the 1998 Boulder Creek Engineering Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares," and the plans are referred to herein as the "Plans." As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

        It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plans and pursuant to the agreement which accompanies each grant under the Plans, are or will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,



                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI